EXHIBIT 99.1
     Certain of the risks described in the risk factors set forth below have negatively impacted our recent results of operations and the value of our assets, including the current quarter, such as the current general business and economic conditions in the U.S., the impact of changing interest rates, increased mortgage delinquency rates, declining housing prices, and increased loan repurchase demands and indemnification requests.
Risks Related to our Business
The termination of our status as the exclusive recommended provider of mortgage products and services promoted by the residential and commercial real estate brokerage business owned and operated by Realogy’s affiliate, NRT, the title and settlement services business owned and operated by Realogy’s affiliate, TRG and the relocation business owned and operated by Realogy’s affiliate, Cartus, could have a material adverse effect on our business, financial position, results of operations or cash flows.
     Under the terms of the strategic relationship agreement dated as of January 31, 2005 between PHH Mortgage, PHH Home Loans, PHH Broker Partner, Realogy Venture Partner and Cendant (the “Strategic Relationship Agreement”), we are the exclusive recommended provider of mortgage loans to the independent sales associates affiliated with the residential and commercial real estate brokerage business owned and operated by Realogy’s affiliates and certain customers of Realogy. The marketing agreement entered into between Coldwell Banker Real Estate Corporation, Century 21 Real Estate LLC, ERA Franchise Systems, Inc., Sotheby’s International Affiliates, Inc. and PHH Mortgage (the “Marketing Agreement”) similarly provides that we are the exclusive recommended provider of mortgage loans and related products to the independent sales associates of Realogy’s real estate brokerage franchisees, which include Coldwell Banker Real Estate Corporation, Century 21 Real Estate LLC, ERA Franchise Systems, Inc. and Sotheby’s International Affiliates, Inc. For both the year ended December 31, 2008 and the six months ended June 30, 2009, approximately 36% of loans originated by our Mortgage Production segment were derived from Realogy’s affiliates.
     Pursuant to the terms of the operating agreement of the Mortgage Venture between PHH Broker Partner and Realogy Venture Partner (the “Mortgage Venture Operating Agreement”), beginning on February 1, 2015, Realogy will have the right at any time upon two years’ notice to us to terminate its interest in the Mortgage Venture. A termination of Realogy’s interest in the Mortgage Venture could have a material adverse effect on our business, financial position, results of operations or cash flows. In addition, the Strategic Relationship Agreement provides that Realogy has the right to terminate the covenant requiring it to exclusively recommend us as the provider of mortgage loans to the independent sales associates affiliated with the residential and commercial real estate brokerage business owned and operated by Realogy’s affiliates and certain customers of Realogy, following notice and a cure period, if:
•	we materially breach any representation, warranty, covenant or other agreement contained in the Strategic Relationship Agreement, the Marketing Agreement, the Trademark License Agreements or certain other related agreements;
•	we or the Mortgage Venture become subject to any regulatory order or governmental proceeding and such order or proceeding prevents or materially impairs the Mortgage Venture’s ability to originate mortgage loans for any period of time (which order or proceeding is not generally applicable to companies in the mortgage lending business) in a manner that adversely affects the value of one or more of the quarterly distributions to be paid by the Mortgage Venture pursuant to the Mortgage Venture Operating Agreement;

•	the Mortgage Venture otherwise is not permitted by law, regulation, rule, order or other legal restriction to perform its origination function in any jurisdiction, but in such case exclusivity may be terminated only with respect to such jurisdiction; or
•	the Mortgage Venture does not comply with its obligations to complete an acquisition of a mortgage loan origination company under the terms of the Strategic Relationship Agreement.
     If Realogy were to terminate its exclusivity obligations with respect to us, it could have a material adverse effect on our business, financial position, results of operations or cash flows.
Continued or worsening general business, economic, environmental and political conditions could have a material adverse effect on our business, financial position, results of operations or cash flows.
     Our businesses and operations are sensitive to general business and economic conditions in the U.S. The U.S. economy has been in a recession, which some economists are projecting could be further prolonged and severe, the timing, extent and severity of which has and could further impact short-term and long-term interest rates, deflation, fluctuations in debt and equity capital markets, including the secondary market for mortgage loans, increased delinquencies, continued home price depreciation, lower home sales and the general condition of the U.S. economy, the debt and equity capital markets and housing market, both nationally and in the regions in which we conduct our businesses. These factors and certain other factors described in this “Risk Factors” section have negatively impacted our recent results of operations, including in the current quarter, and could have a material adverse effect on our future business, financial position, results of operations or cash flows. A significant portion of our mortgage loan originations are made in a small number of geographical areas which include: California, Florida, Illinois, Massachusetts, New Jersey and New York. Some of these geographical areas have been significantly impacted by the U.S. economic recession which has impacted our results of operations, and any continuation or worsening of the current economic downturn in any of these geographical areas could have a material adverse effect on our business, financial position, results of operations or cash flows.
     Adverse economic conditions have impacted and could continue to negatively impact real estate values and mortgage loan delinquency rates, which has impacted our results of operations and could have a material adverse effect on our business, financial position, results of operations or cash flows of our Mortgage Production and Mortgage Servicing segments. In addition, prolonged economic weakness that affects the industries in which the clients of our Fleet Management Services segment operate could continue to negatively impact our clients’ demand for vehicles and could adversely impact our ability to retain existing clients or obtain new clients. Any inability of the automobile manufacturers to make new vehicles available to us on commercially favorable terms, or if at all, could have a further material adverse effect on our business, financial position, results of operations or cash flows of our Fleet Management Services segment.
     Our business is significantly affected by monetary and related policies of the federal government, its agencies and government-sponsored entities. We are particularly affected by the policies of the Federal Reserve Board which regulates the supply of money and credit in the U.S. The Federal Reserve Board’s policies, including recent initiatives to stabilize the U.S. housing market and to stimulate overall economic growth, affect the size of the mortgage loan origination market, the pricing of our interest-earning assets and the cost of our interest-bearing liabilities. Changes in any of these policies are beyond our control, difficult to predict, particularly in the current economic environment, and could have a material adverse effect on our business, financial position, results of operations or cash flows.
     A host of other factors beyond our control could cause fluctuations in these conditions, including political events, such as civil unrest, war, acts or threats of war or terrorism and environmental events, such as hurricanes, earthquakes and other natural disasters could have a material adverse effect on our business, financial position, results of operations or cash flows.

Adverse developments in the secondary mortgage market could have a material adverse effect on our business, financial position, results of operations or cash flows.
     We historically have relied on selling or securitizing our mortgage loans into the secondary market in order to generate liquidity to fund maturities of our indebtedness, the origination and warehousing of mortgage loans, the retention of MSRs and for general working capital purposes. We bear the risk of being unable to sell or securitize our mortgage loans at advantageous times and prices or in a timely manner. Demand in the secondary market and our ability to complete the sale or securitization of our mortgage loans depends on a number of factors, many of which are beyond our control, including general economic conditions. If it is not possible or economical for us to complete the sale or securitization of our mortgage loans held for sale (“MLHS”), we may lack liquidity under our debt arrangements to fund future loan commitments, which could have a material adverse effect on our business, financial position, results of operations or cash flows.
     Demand in the secondary mortgage market for non-conforming loans was adversely impacted during the second half of 2007 and through the date of this offering memorandum. The deterioration of liquidity in the secondary market for these non-conforming loan products, including jumbo, Alt-A and second lien and Scratch and Dent Loans, negatively impacted the price which could be obtained for such products in the secondary market. The valuation of MLHS as of December 31, 2008 and June 30, 2009 reflected this discounted pricing, and we expect the valuation of our MLHS as of September 30, 2009 will continue to reflect this discounted pricing. Further declines in the valuation of our MLHS as a result of adverse developments in the secondary mortgage market could have a material adverse effect on our business, financial position, results of operations or cash flows.
     The foregoing factors could negatively affect our revenues and margins on new loan originations, and our access to the secondary mortgage market may be reduced, restricted or less profitable in comparison to our historical experience. Any of the foregoing could have a material adverse effect on our business, financial position, results of operations or cash flows.
We are highly dependent upon programs administered by Government Sponsored Enterprises (“GSEs”) such as Fannie Mae, Freddie Mac and Ginnie Mae to generate revenues through mortgage loan sales to institutional investors. Any changes in existing U.S. government-sponsored mortgage programs could materially and adversely affect our business, financial position, results of operations or cash flows.
     Our ability to generate revenues through mortgage loan sales to institutional investors depends to a significant degree on programs administered by GSEs such as Fannie Mae, Freddie Mac, Ginnie Mae and others that facilitate the issuance of mortgage-backed securities (“MBS”) in the secondary market. These GSEs play a powerful role in the residential mortgage industry, and we have significant business relationships with them. Almost all of the conforming loans that we originate qualify under existing standards for inclusion in guaranteed mortgage securities backed by GSEs. We also derive other material financial benefits from these relationships, including the assumption of credit risk by these GSEs on loans included in such mortgage securities in exchange for our payment of guarantee fees and the ability to avoid certain loan inventory finance costs through streamlined loan funding and sale procedures.
     Any discontinuation of, or significant reduction in, the operation of these GSEs or any significant adverse change in the level of activity in the secondary mortgage market or the underwriting criteria of these GSEs could have a material adverse effect our business, financial position, results of operations or cash flows.
Continued or worsening conditions in the real estate market could adversely impact our business, financial position, results of operations or cash flows.
     The U.S. economy has been in a recession, which some economists are projecting will be prolonged and severe, the timing, extent and severity of which has resulted and could continue to result in further increased delinquencies, home price depreciation and lower home sales. In response to these trends, the U.S. government has taken several actions which are intended to stabilize the housing market and the banking system, maintain lower interest rates, and increase liquidity for lending institutions. These actions by the federal government are intended to: increase the access to mortgage lending for borrowers by expanding the Federal Housing Administration (the “FHA”) lending; continue and expand the mortgage lending activities of Fannie Mae and Freddie Mac through the conservatorship and guarantee of GSE obligations and increase bank lending capacity by injecting capital in the banking system through the Emergency Economic Stabilization Act of 2008 (the “EESA”). While it is too early to tell how and when these initiatives may impact the industry, there can be no assurance that these actions will achieve their intended effects.
     The level of interest rates is a key driver of refinancing activity; however, there are other factors which influence the level of refinance originations, including home prices, underwriting standards and product characteristics. Notwithstanding the impact of historically low mortgage rates, refinancing activity may be negatively impacted during 2009 by declines in home prices, more restrictive underwriting standards and increasing mortgage loan delinquencies, as these factors make the refinance of an existing mortgage loan more difficult. We anticipate a continued challenging environment for purchase originations during 2009 as an excess inventory of homes, declining home values and increased foreclosures may make it difficult for many homeowners to sell their homes or qualify for a new mortgage.
     The declining housing market and general economic conditions have continued to negatively impact our Mortgage Servicing segment as well. Industry-wide mortgage loan delinquency rates have increased and we expect they will continue to increase over 2008 levels. We expect foreclosure costs to remain higher during the remainder of 2009, as compared to historical levels, due to an increase in borrower delinquencies and declining home prices. During the first half of 2009, we experienced increases in actual and projected repurchases, indemnifications and related loss severity associated with the representations and warranties that we provide to purchasers and insurers of our loans sold primarily due to increased delinquency rates and declining housing prices during the first half of 2009 compared to the first half of 2008. Realized foreclosure losses during the first half of 2009 were $39 million compared to $14 million during the first half of 2008. In addition, the outstanding balance of loans sold with specific recourse by us and those for which a breach of representation or warranty provision was identified subsequent to sale was $298 million as of June 30, 2009, 11.87% of which were at least 90 days delinquent (calculated based on the unpaid principal balance of the loans). As a result of the continued weakness in the housing market and increasing delinquency and foreclosure experience, we may experience increased foreclosure losses and may need to increase our reserves associated with loans sold with recourse during the remainder of 2009.
     As a result of the continued weakness in the housing market and increasing delinquency and foreclosure experience, we expect to increase our reinsurance related reserves during the remainder of 2009 as anticipated losses become incurred. Additionally, we began to pay claims for certain book years and reinsurance agreements during the second quarter of 2009 and we expect to continue to pay claims during the remainder of 2009. We hold securities in trust related to our potential obligation to pay such claims, which were $275 million and were included in restricted cash in the condensed consolidated balance sheet as of June 30, 2009 incorporated by reference in this offering memorandum. We believe that this amount is significantly higher than the expected claims. However, there can be no assurance that our restricted cash will be sufficient to pay all claims for our reinsurance obligations.
     These factors could have a material adverse effect on our business, financial position, results of operations or cash flows.
Adverse developments in the asset-backed securities market have negatively affected the availability of funding and our costs of funds, which could have a material and adverse effect on our business, financial position, results of operations or cash flows.
     The availability of funding and our cost of debt associated with asset-backed commercial paper issued by the multi-seller conduits, which funded the Chesapeake Series 2006-1 and Series 2006-2 notes were negatively impacted by the disruption in the asset-backed securities market beginning in the third quarter of 2007. The impact continued during the three months ended March 31, 2009 as the costs associated with the Series 2006-1 notes and Series 2006-2 notes reflected higher debt fees.
     On February 26, 2009 and March 27, 2009, we elected to allow the Series 2006-2 notes and Series 2006-1 notes, respectively, to amortize in accordance with their terms. During the amortization period we will be unable to borrow additional amounts under the notes, and monthly repayments will be made on the notes through the earlier of 125 months following the Scheduled Expiry Dates, or when both series of notes are paid in full based on an allocable share of the collection of cash receipts of lease payments from our clients relating to the collateralized vehicle leases and related assets. We intend to continue our negotiations with existing Chesapeake lenders to renew all or a portion of the Series 2006-1 and 2006-2 notes on terms acceptable to us, and we are also evaluating alternative sources of potential funding; however, there can be no assurance that we will renew all or a portion of the Series 2006-1 and Series 2006-2 notes on terms acceptable to us, if at all, or that we will be able to obtain alternative sources of funding. In the event that we are unable to obtain long-term funding arrangements for our Fleet Management Services segment we could be placed at a competitive disadvantage in the event that we lack available capacity under our unsecured committed credit facilities to fund new lease originations. Additionally, if we are unable to obtain long-term funding arrangements for our Fleet Management Services segment, we may be unable to fund all of our expected new lease originations during the remainder of 2009. Any of the foregoing could have a material adverse effect on our business, financial position, results of operations or cash flows.
     Due to disruptions in the credit markets beginning in the second half of 2007, we have been unable to utilize certain direct financing lease funding structures, which include the receipt of substantial lease prepayments, for new lease originations by our Canadian fleet management operations. This has resulted in an increase in operating lease originations (without lease prepayments) and the use of unsecured funding for the origination of these operating leases. Although we continue to consider alternative sources of financing, approximately $318 million of capacity under our unsecured credit facilities is being used to fund Canadian operating leases as of June 30, 2009. As such, we are exposed to foreign exchange risk associated with the use of domestic borrowings to fund Canadian leases, and have entered into foreign exchange forward contracts to manage such risk. However, there can be no assurance that we will manage our foreign exchange risk effectively, which could have a material adverse impact on our business, results of operations or cash flows.
     We expect the cost of funds to significantly increase as we seek to extend our existing borrowing arrangements and enter into new borrowing arrangements. Additionally, there can be no assurance that we will be able to extend our existing borrowing arrangements or enter into new borrowing arrangements. Any of the foregoing factors could have a material adverse effect on our business, financial position, results of operations or cash flows.
Certain hedging strategies that we may use to manage interest rate risk associated with our MSRs and other mortgage-related assets and commitments may not be effective in mitigating those risks.
     From time-to-time, we may employ various economic hedging strategies to attempt to mitigate the interest rate and prepayment risk inherent in many of our assets, including our MLHS, interest rate lock commitments (“IRLCs”) and our MSRs. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, futures and forward contracts and/or purchasing or selling treasury securities. Our hedging decisions in the future will be determined in light of the facts and circumstances existing at the time and may differ from our current hedging strategy. We also seek to manage interest rate risk in our Mortgage Production and Mortgage Servicing segments partially by monitoring and seeking to maintain an appropriate balance between our loan production volume and the size of our mortgage servicing portfolio, as the value of MSRs and the income they provide tend to be counter-cyclical to the changes in production volumes and gain or loss on loans that result from changes in interest rates.
     The decline in the housing market and general economic conditions has resulted in higher delinquencies and foreclosure costs. These conditions have also made it more difficult for certain borrowers to prepay or refinance their mortgages which have impacted and may continue to impact the relationship of refinancing activity to changes in interest rates. During the third quarter of 2008, we assessed the composition of our capitalized mortgage servicing portfolio and its relative sensitivity to refinance if interest rates decline, the costs of hedging and the anticipated effectiveness of the hedge given the current economic environment. Based on that assessment, we made the decision to close out substantially all of our derivatives related to MSRs during the third quarter of 2008. As of the date of this offering memorandum, there were no open derivatives related to MSRs, which resulted in increased volatility in the results of operations for our Mortgage Servicing segment. Our decisions regarding the levels, if any, of our derivatives related to MSRs could result in continued volatility in the results of operations for our Mortgage Servicing segment.
     Our hedging strategies may not be effective in mitigating the risks related to changes in interest rates. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. There have been periods, and it is likely that there will be periods in the future, during which we incur losses after consideration of the results of our hedging strategies. As stated earlier, the success of our interest rate risk management strategy is largely dependent on our ability to predict the earnings sensitivity of our loan servicing and loan production activities in various interest rate environments. Our hedging strategies also rely on assumptions and projections regarding our assets and general market factors. If these assumptions and projections prove to be incorrect or our hedges do not adequately mitigate the impact of changes including, but not limited to, interest rates or prepayment speeds, we may incur losses that could have a material adverse effect on our business, financial position, results of operations or cash flows.
We are exposed to counterparty risk and there can be no assurances that we will manage or mitigate this risk effectively.
     We are exposed to counterparty risk in the event of non-performance by counterparties to various agreements and sales transactions. The insolvency, unwillingness or inability of a significant counterparty to perform its obligations under an agreement or transaction, including, without limitation, as a result of the rejection of an agreement or transaction by a counterparty in bankruptcy proceedings, could have a material adverse effect on our business, financial position, results of operations or cash flows.
     As a result of the recent economic decline in the U.S., including the pronounced downturn in the debt and equity capital markets and the U.S. housing market, and unprecedented levels of credit market volatility, many financial institutions, real estate companies and companies within the industries of our Fleet Management Services segment’s clients have consolidated with competitors, commenced bankruptcy proceedings, shut down or severely curtailed their activities. The insolvency or inability of any of our counterparties to our significant client or financing arrangements to perform its obligations under our agreements could have a material adverse effect on our business, financial position, results of operations or cash flows.
     In January 2009, Bank of America Corporation announced the completion of its merger with Merrill Lynch & Co., Inc., the parent company of Merrill Lynch, which is one of our largest private-label clients, accounting for approximately 21% and 17% of our mortgage loan originations during the year ended December 31, 2008 and six months ended June 30, 2009, respectively. We have several agreements with Merrill Lynch, including the Origination Assistance Agreement, dated as of December 15, 2000 (the “OAA”), pursuant to which we provide Merrill Lynch mortgage origination services on a private-label basis. The initial terms of the OAA expire on December 31, 2010; however, provided we remain in compliance with its terms, the OAA will automatically renew for an additional five-year term, expiring on December 31, 2015. There can be no assurances, however, that our relationship with Merrill Lynch or any of our other private label customers who may consolidate with our competitors or other financial institutions will remain unchanged following the completion of such transactions. The insolvency, inability or unwillingness of Merrill Lynch to perform its obligations under the OAA and our other agreements with Merrill Lynch could have a material adverse effect on our business, financial position, results of operations or cash flows.
     In connection with the Spin-Off, we entered into the Mortgage Venture Operating Agreement, the Strategic Relationship Agreement, the Management Services Agreement, the Trademark Licensing Agreement and the Marketing Agreement (collectively, the “Realogy Agreements”). During both the year ended December 31, 2008 and six months ended June 30, 2009, approximately 36% of our mortgage loan originations were derived through our relationship with Realogy and its affiliates. The insolvency, inability or unwillingness of Realogy or its affiliates to perform its obligations under the Realogy Agreements could have a material adverse effect on our business, financial position, results of operations or cash flows.
     There can be no assurances that we will be effective in managing or mitigating our counterparty risk, which could have a material adverse effect on our business, financial position, results of operations or cash flows.
Conditions in the North American automotive industry may adversely affect the business, financial condition, results of operations or cash flows of our Fleet Management Services Segment.
     Our Fleet Management Services segment depends upon the North American automotive industry to supply our clients with vehicles. North American automobile manufacturers have experienced declining market shares;

challenging labor relations and labor costs; and significant structural costs that have affected their profitability which ultimately resulted in two major U.S. automobile manufacturers filing for bankruptcy under Chapter 11 of the United States Bankruptcy Code. Although these U.S. auto manufacturers have emerged from bankruptcy, if our clients reduce their orders to us due to the struggling financial condition of the North American automobile manufacturers, or if we are unable to collect amounts due to us, it could adversely affect the business, financial condition, results of operations or cash flows of our Fleet Management Services segment.
Our financial statement reserves may not be sufficient to cover losses incurred in connection with actual or projected loan repurchases and indemnification payments not otherwise covered by insurance and we may be required to increase such reserves in the future. Increases to our reserves and losses incurred in connection with actual loan repurchases and indemnification payments may materially and adversely impact our financial position, results of operation, cash flows and liquidity.
     In connection with the sale of mortgage loans, we make various representations and warranties concerning such loans that, if breached, may require us to repurchase such loans or indemnify the purchaser of such loans for actual losses incurred in respect of such loans. Due, in part, to recent increased mortgage payment delinquency rates and declining housing prices, we have experienced, and may in the future continue to experience, an increase in loan repurchases, loan repurchase demands, indemnification payments and indemnification requests due to actual or alleged breaches of representations and warranties in connection with the sale of mortgages. Our financial statement reserves may not be sufficient to cover losses incurred in connection with such actual or projected loan repurchases and indemnification payments that are not otherwise covered by our insurance policies, and we may be required to increase such reserves and may sustain additional losses associated with such loan repurchases and indemnification payments in the future. Increases to our reserves and losses incurred by us in connection with actual loan repurchases and indemnification payments in excess of our reserves may materially and adversely impact our financial position, results of operations, cash flows and liquidity.
Changes in interest rates could reduce the value of a substantial portion of our assets, including our MSRs, and may materially and adversely impact our financial position, results of operations, cash flows and liquidity.
     The values of a substantial portion of our assets, including our MSRs, are sensitive to changes in interest rates. As interest rates fluctuate, the fair value of such assets as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) also fluctuates, with changes in fair value being included in our consolidated results of operations. Because we do not currently utilize derivatives to hedge against changes in the fair value of certain of our assets, including our MSRs, we are susceptible to significant fluctuations in the fair value of our assets, including our MSRs, as interest rates change. Volatility in interest rates has materially and adversely impacted, and may in the future materially and adversely impact, our financial position, results of operations, cash flows and liquidity.
The values of a substantial portion of our assets, including our MSRs, are determined based upon significant estimates and assumptions made by our management that, if subsequently proven incorrect or inaccurate, could materially and adversely impact our financial position, results of operations, cash flows and liquidity.
     A substantial portion of our assets, including our MSRs, are recorded at fair value as required by GAAP, with changes in fair value included in our consolidated results of operations. The determination of the fair value of such assets, including our MSRs, involves numerous estimates and assumptions made by our management. Such estimates and assumptions, include, without limitation, estimates of future cash flows associated with our MSRs is based upon assumptions involving the prepayment rates, interest rates, delinquencies and foreclosure rates of the underlying serviced mortgage loans. The use of different estimates or assumptions could produce materially different fair values for our assets. To the extent that our management’s estimates or assumptions prove incorrect or inaccurate, our financial position, results of operations, cash flows and liquidity could be materially and adversely impacted. Moreover, recent economic events have made these estimates and assumptions more difficult to accurately predict, and there can be no assurance that management’s estimates and assumptions are correct.
Our business relies on various sources of funding, including unsecured credit facilities and other unsecured debt, as well as secured funding arrangements, including asset-backed securities, mortgage repurchase facilities and other secured credit facilities. If any of our funding arrangements are terminated, not renewed or made unavailable to us, we may be unable to find replacement financing on commercially favorable terms, if at all, which could have a material adverse effect on our business, financial position, results of operations or cash flows.
     Our business relies on various sources of funding, including unsecured credit facilities and other unsecured debt, as well as secured funding arrangements, including asset-backed securities, mortgage repurchase facilities and other secured credit facilities to fund mortgage loans and vehicle acquisitions, a significant portion of which is short-term. Renewal of existing series or issuance of new series of Chesapeake notes on terms acceptable to us, or our ability to enter into alternative vehicle management asset-backed debt arrangements could be adversely affected in the event of: (i) the deterioration of the assets underlying the asset-backed debt arrangement; (ii) increased costs associated with accessing or our inability to access the asset-backed debt market; (iii) termination of our role as servicer of the underlying lease assets in the event that we default in the performance of our servicing obligations or we declare bankruptcy or become insolvent or (iv) our failure to maintain a sufficient level of eligible assets or credit enhancements, including collateral intended to provide for any differential between variable-rate lease revenues and the underlying variable-rate debt costs. In addition, the availability of the mortgage asset-backed debt could suffer in the event of: (i) the deterioration in the performance of the mortgage loans underlying the asset-backed debt arrangement; (ii) our failure to maintain sufficient levels of eligible assets or credit enhancements; (iii) our inability to access the asset-backed debt market to refinance maturing debt; (iv) our inability to access the secondary market for mortgage loans or (v) termination of our role as servicer of the underlying mortgage assets in the event that (a) we default in the performance of our servicing obligations or (b) we declare bankruptcy or become insolvent. Certain of our secured sources of funding could require us to post additional collateral or require us to fund assets that become ineligible under those secured funding arrangements. These funding requirements could negatively impact availability under our unsecured sources of funds, which could have a material adverse effect on our business, financial position, results of operations or cash flows. If any of our warehouse, repurchase or other credit facilities are terminated, including as a result of our breach, or are not renewed, we may be unable to find replacement financing on commercially favorable terms, if at all, which could have a material adverse effect on our business, financial position, results of operations or cash flows.
     Certain of our debt arrangements require us to comply with certain financial covenants and other affirmative and restrictive covenants. An uncured default of one or more of these covenants could result in a cross-default between and amongst our various debt arrangements. Consequently, an uncured default under any of our debt arrangements could have a material adverse effect on our business, financial position, results of operations or cash flows.
     Our access to credit markets is subject to prevailing market conditions. The credit markets have experienced extreme volatility and disruption over the past year, which intensified during the third quarter of 2008 and through the date of this offering memorandum despite a series of high profile interventions on the part of the federal government. This trend continues to negatively impact our business and the industries in which we operate and has constrained, and we expect may continue to constrain, certain of our traditionally available sources of funds. Dramatic declines in the housing market, adverse developments in the secondary mortgage market, volatility in certain asset-backed securities market segments, increases in our cost of funds and our inability to utilize certain direct financing lease funding structures associated with our Canadian fleet management operations have negatively impacted the availability of funding and have constrained, and we expect may continue to constrain, our access to one or more of the funding sources discussed above. As a result, we have evaluated and continue to evaluate our various funding strategies in these market conditions. In addition, we expect that the costs associated with our borrowings, including relative spreads and conduit fees, will be adversely impacted during the remainder of 2009 compared to such costs prior to the disruption in the credit markets. As a result, these costs have adversely impacted, and we expect that they will continue to adversely impact, the results of operations of our Fleet Management

Services segment. If these trends continue, they could also impair our ability to renew or replace some or all of our financing arrangements beyond the then existing maturity dates. Any of the foregoing factors could have a material adverse effect on our business, financial position, results of operations or cash flows.
The industries in which we operate are highly competitive and, if we fail to meet the competitive challenges in our industries, it could have a material adverse effect on our business, financial position, results of operations or cash flows.
     We operate in highly competitive industries that could become even more competitive as a result of economic, legislative, regulatory and technological changes. Certain of our competitors are larger than we are and have access to greater financial resources than we do. Competition for mortgage loans comes primarily from large commercial banks and savings institutions, which typically have lower funding costs, are less reliant than we are on the sale of mortgages into the secondary markets to maintain their liquidity and have access to government funding under TARP.
     Beginning in the second half of 2007, many mortgage loan origination companies commenced bankruptcy proceedings, shut down or severely curtailed their lending activities. More recently, the adverse conditions in the mortgage industry, credit markets and the U.S. economy in general has resulted in further consolidation within the industry, with many large financial institutions being acquired or combined, including the related mortgage operations. Such consolidation includes the acquisition of Countrywide Financial Corporation by Bank of America Corporation, JPMorgan Chase’s acquisition of Washington Mutual’s banking operations and the acquisition of Wachovia Corporation by Wells Fargo & Company.
     Many of our competitors continue to have access to greater financial resources than we have, which places us at a competitive disadvantage. The advantages of our largest competitors include, but are not limited to, their ability to hold new mortgage loan originations in an investment portfolio and their access to lower rate bank deposits and government funding under TARP as a source of liquidity. Additionally, more restrictive underwriting standards and the elimination of Alt-A and subprime products has resulted in a more homogenous product offering. This shift to more traditional prime loan products may result in a further increase in competition within the mortgage industry, which could have a negative impact on our Mortgage Production segment’s business, financial position, results of operations or cash flows.
     The fleet management industry in which we operate is highly competitive. We compete against large national competitors, such as GE Commercial Finance Fleet Services, Wheels, Inc., Automotive Resources International, Lease Plan International and other local and regional competitors, including numerous competitors who focus on one or two products. Growth in our Fleet Management Services segment is driven principally by increased market share in fleets greater than 75 units and increased fee-based services. Due to the fact that the U.S. economy has been in an economic recession, U.S. automobile manufacturers have experienced a dramatic decline in the demand for new vehicle production thus far in 2009. We expect that this trend will be reflected in the Fleet Management industry, and as such, the volume of our leased units may decrease during the remainder of 2009 in comparison to 2008. Competitive pressures could adversely affect our revenues and results of operations by decreasing our market share or depressing the prices that we can charge.
The businesses in which we engage are complex and heavily regulated, and changes in the regulatory environment affecting our businesses could have a material adverse effect on our business, financial position, results of operations or cash flows.
     In general, we are subject to numerous federal, state and local laws, rules and regulations that affect our business, including mortgage- and real estate-related regulations such as the Real Estate Settlement Procedures Act (“RESPA”), which restricts the payment of fees or other consideration for the referral of real estate settlement services, including mortgage loans, as well as rules and regulations related to taxation, vicarious liability, insurance and accounting. Our Mortgage Production and Mortgage Servicing segments, in general, are heavily regulated by mortgage lending laws at the federal, state and local levels, and proposals for further regulation of the financial services industry, including regulations addressing borrowers with blemished credit and non-traditional mortgage products, are continually being introduced. The establishment of the Mortgage Venture and the continuing relationships between and among the Mortgage Venture, Realogy and us are subject to the anti-kickback requirements of RESPA.
     The Home Mortgage Disclosure Act requires us to disclose certain information about the mortgage loans we originate and purchase, such as the race and gender of our customers, the disposition of mortgage applications, income levels and interest rate (i.e. annual percentage rate) information. We believe that publication of such information may lead to heightened scrutiny of all mortgage lenders’ loan pricing and underwriting practices.
     During 2007, the majority of states regulating mortgage lending adopted, through statute, regulation or otherwise, some version of the guidance on non-traditional mortgage loans issued by the federal financial regulatory agencies. These requirements address issues relating to certain non-traditional mortgage products and lending practices, including interest-only loans and reduced documentation programs, and impact certain of our disclosure, qualification and documentation practices with respect to these programs. Any violation of these guidelines could materially and adversely impact our reputation or our business, financial position, results of operations or cash flows.
     We are also subject to privacy regulations. We manage highly sensitive non-public personal information in all of our operating segments, which is regulated by law. Problems with the safeguarding and proper use of this information could result in regulatory actions and negative publicity, which could materially and adversely affect our reputation, business, financial position, results of operations or cash flows.
     Some local and state governmental authorities have taken, and others are contemplating taking, regulatory action to require increased loss mitigation outreach for borrowers, including the imposition of waiting periods prior to the filing of notices of default and the completion of foreclosure sales and, in some cases, moratoriums on foreclosures altogether. Such regulatory changes in the foreclosure process could increase servicing costs and reduce the ultimate proceeds received on these properties if real estate values continue to decline. These changes could also have a negative impact on liquidity as we may be required to repurchase loans without the ability to sell the underlying property on a timely basis.
     With respect to our Fleet Management Services segment, we could be subject to unlimited liability as the owner of leased vehicles in Alberta, Canada and are subject to limited liability in two major provinces, Ontario and British Columbia, and as many as fifteen jurisdictions in the U.S. under the legal theory of vicarious liability.
     Congress, state legislatures, federal and state regulatory agencies and other professional and regulatory entities review existing laws, rules, regulations and policies and periodically propose changes that could significantly affect or restrict the manner in which we conduct our business. It is possible that one or more legislative proposals may be adopted or one or more regulatory changes, changes in interpretations of laws and regulations, judicial decisions or governmental enforcement actions may be implemented that could have a material adverse effect on our business, financial position, results of operations or cash flows. For example, certain trends in the regulatory environment could result in increased pressure from our clients for us to assume more residual risk on the value of the vehicles at the end of the lease term. If this were to occur, it could have a material adverse effect on our results of operations.
     Our failure to comply with such laws, rules or regulations, whether actual or alleged, could expose us to fines, penalties or potential litigation liabilities, including costs, settlements and judgments, any of which could have a material adverse effect on our business, financial position, results of operations or cash flows.
     The U.S. economy has been in a recession, which some economists are projecting will be prolonged and severe, the timing, extent and severity of which has resulted and could continue to result in increased delinquencies, home price depreciation and lower home sales. In response to these trends, the U.S. government has taken several actions which are intended to stabilize the housing market and the banking system, maintain lower interest rates, and increase liquidity for lending institutions. These actions are intended to make it easier for borrowers to obtain mortgage financing or to avoid foreclosure on their current homes. Some of these key actions that have impacted and are expected to continue to impact the mortgage industry are as follows:
•	Housing and Economic Recovery Act of 2008: Enacted in July 2008, this legislation, among other things: (i) addresses, on a permanent basis, the temporary changes in the GSEs, FHA and Department of Veterans Affairs (“VA”) single-family loan limits established in February under the Economic Stimulus Act of 2008,

(ii) increases the regulation of Fannie Mae, Freddie Mac and the Federal Home Loan Banks by creating a new independent regulator, the Federal Housing Finance Agency (the “FHFA”), and regulatory requirements, (iii) establishes several new powers and authorities to stabilize the GSEs in the event of financial crisis, (iv) authorizes a new FHA “Hope for Homeowners Program,” effective October 1, 2008, to refinance existing borrowers meeting eligibility requirements into fixed-rate FHA mortgage products and encourages a nationwide licensing and registry system for loan originators by setting minimum qualifications and (v) assigns the U.S. Department of Housing and Urban Development the responsibility for establishing requirements for those states not enacting licensing laws.

•	Conservatorship of Fannie Mae and Freddie Mac: In September 2008, the FHFA was appointed as conservator of Fannie Mae and Freddie Mac, which granted the FHFA control and oversight of Fannie Mae and Freddie Mac. In conjunction with this announcement, the U.S. Department of the Treasury (the “Treasury”) announced several financing and investing arrangements intended to provide support to Fannie Mae and Freddie Mac, as well as to increase liquidity in the mortgage market.

•	Emergency Economic Stabilization Act of 2008: Enacted in October 2008, the EESA, amongst other things, authorizes the Treasury to create TARP to provide liquidity and capital to financial institutions. Under the EESA, the Treasury is authorized to utilize up to $700 billion in its efforts to stabilize the financial system of the U.S. The EESA also contains homeownership protection provisions that require the Treasury to modify distressed loans, where possible, to provide homeowners relief from potential foreclosure. Companies that participate in TARP, or the government’s equity purchase program, may be subject to the requirements in the EESA, which establishes certain corporate governance standards, including limitations on executive compensation and incentive payments.

•	Proposed Amendments to the U.S. Bankruptcy Code: Since 2008 and through the date of this offering memorandum, proposed legislation has been introduced before the U.S. Congress for the purpose of amending Chapter 13 of the U.S. Bankruptcy Code (“Chapter 13”) in order to permit bankruptcy judges to modify certain terms in certain mortgages in bankruptcy proceedings, a practice commonly known as cramdown.

•	Homeowner Affordability and Stability Plan: On February 18, 2009, the federal government announced new programs intended to stem home foreclosures and to provide low cost mortgage refinancing opportunities for certain homeowners suffering from declining home prices through a variety of different measures including, but not limited to, the creation of financial incentives for homeowners, investors and servicers to refinance certain existing mortgages which are delinquent, or are at risk of becoming delinquent. Some key elements of these programs, which have impacted and we believe will continue to impact the mortgage industry are as follows:
•	Initially, the maximum loan-to-value ratio (“LTV”) for refinances of existing Fannie Mae loans increased to 105% of the unpaid principal balance; however, on July 1, 2009 the maximum LTV eligible under this program was increased to 125%;
•	Elimination of the requirement to obtain mortgage insurance (“MI”) on a refinanced loan if the original LTV of the existing loan does not currently have MI regardless of the LTV at the time of refinance; and
•	Streamlined loan modification program for Fannie Mae loans for qualified borrowers and enhanced economic incentive compensation for mortgage loan servicers to modify qualified loans with additional incentives for loans that continue to perform for a period of time following modification (“HAMP”).
     We have implemented HAMP and have begun to close loan modifications during the third quarter of 2009.
•	Expansion of the Federal Reserve’s Purchase of the Direct Obligations of GSEs: On March 18, 2009, the Federal Reserve further increased its prior commitment, announced on November 25, 2008, to purchase up to $500 billion in GSE direct obligations under the program with the Federal Reserve’s primary dealers through a series of competitive auctions and to utilize the Federal Reserve’s Balance Sheet to purchase up to $1.25 trillion in MBS. The Federal Reserve specifically targeted the maintenance of low mortgage interest rates in an attempt to support the housing market.

•	American Recovery and Reinvestment Act of 2009 (“ARRA”): Enacted on February 17, 2009, the ARRA, among other things, created tax incentives for first time home buyers for the purchase of a principal residence on or after January 1, 2009 and before December 1, 2009 and further extended the 2008 single family loan limits for the GSEs, FHA and VA loans through December 31, 2009.
•	Public-Private Investment Program (“PPIP”): On March 23, 2009, the Treasury, in conjunction with the Federal Deposit Insurance Corporation and the Federal Reserve, announced the PPIP, which is intended to recreate a market for, among other things, certain types of illiquid residential mortgage loans and securities through a number of joint public and private investment funds. By drawing new private capital into the market for such loans and securities through government equity co-investment programs and public financing, the PPIP is intended to draw $500 billion to $1 trillion in new liquidity into the mortgage loan and securities purchase programs.
   Although it is too early to tell what impact, if any, the PPIP will have on our Mortgage Production segment, we intend to evaluate potential transactions regarding illiquid mortgage loans that are included in our MLHS portfolio as of June 30, 2009 in the event that such transactions are on commercially agreeable terms to us. Additionally, we intend to continue to align our product offering with secondary market liquidity.
     These specific actions by the federal government are intended to stabilize domestic residential real estate markets by increasing the availability of credit for homebuyers and existing homeowners and reduce the foreclosure rates through mortgage loan modification programs. Although the federal government’s Homeowner Affordability Stability Plans (“HASP”) are intended to improve the current trends in home foreclosures, some local and state governmental authorities have taken, and others are contemplating taking, regulatory action to require increased loss mitigation outreach for borrowers, including the imposition of waiting periods prior to the filing of notices of default and the completion of foreclosure sales and, in some cases, moratoriums on foreclosures altogether. Such regulatory changes in the foreclosure process could increase servicing costs and reduce the ultimate proceeds received on these properties if real estate values continue to decline. These changes could also have a negative impact on liquidity as we may be required to repurchase loans without the ability to sell the underlying property on a timely basis.
•	Financial Regulatory Reform Initiative: On June 17, 2009, the Treasury issued a report recommending the adoption of sweeping financial regulatory reform legislation. While we are continuing to evaluate the proposed legislation and it is too early to tell when or if any of the provisions will be enacted and what impact any such provisions could have on the mortgage industry, if enacted as proposed this legislation could materially affect the manner in which we conduct our businesses and result in federal regulation and oversight of our business activities.
     While it is too early to tell whether these governmental programs will achieve their intended effect, there can be no assurance that any of these programs will improve the effects of the current economic recession on our business. We also may be at a competitive disadvantage in the event that our competitors are able to participate in these federal programs and it is determined that we are not eligible to participate in these programs. Additionally, some economists have suggested that the proposed amendments to Chapter 13 could result in a material increase in industry-wide mortgage borrowing costs and reduced demand for mortgages, which could have a material adverse effect on our business, financial position, results of operations or cash flows.
Our Fleet Management Services business contracts with various government agencies, which may be subject to audit and potential reduction of costs and fees.
     Contracts with federal, state and local government agencies may be subject to audits, which could result in the disallowance of certain fees and costs. These audits may be conducted by government agencies and can result in the disallowance of significant costs and expenses if the auditing agency determines, in its discretion, that certain costs and expenses were not warranted or were excessive. Disallowance of costs and expenses, if pervasive or significant, could have a material adverse effect on our business, financial position, results of operations or cash flows.

If certain change in control transactions occur, some of our mortgage loan origination arrangements with financial institutions could be subject to termination at the election of such institutions.
     For the year ended December 31, 2008 and six months ended June 30, 2009, approximately 63% and 64%, respectively, of our mortgage loan originations were derived from our financial institutions channel, pursuant to which we provide outsourced mortgage loan services for customers of our financial institution clients such as Merrill Lynch and Charles Schwab Bank. Our agreements with some of these financial institutions provide the applicable financial institution with the right to terminate its relationship with us prior to the expiration of the contract term if we complete a change in control transaction with certain third-party acquirers. Accordingly, if we are unable to obtain consents to or waivers of certain rights of certain of our clients in connection with certain change in control transactions, it could have a material adverse effect on our business, financial position, results of operations or cash flows. Although in some cases these contracts would require the payment of liquidated damages in such an event, such amounts may not fully compensate us for all of our actual or expected loss of business opportunity for the remaining duration of the contract term. The existence of these termination provisions could discourage third parties from seeking to acquire us or could reduce the amount of consideration they would be willing to pay to our stockholders in an acquisition transaction.
Unanticipated liabilities of our Fleet Management Services segment as a result of damages in connection with motor vehicle accidents under the theory of vicarious liability could have a material adverse effect on our business, financial position, results of operations or cash flows.
     Our Fleet Management Services segment could be liable for damages in connection with motor vehicle accidents under the theory of vicarious liability in certain jurisdictions in which we do business. Under this theory, companies that lease motor vehicles may be subject to liability for the tortious acts of their lessees, even in situations where the leasing company has not been negligent. Our Fleet Management Services segment is subject to unlimited liability as the owner of leased vehicles in Alberta, Canada and is subject to limited liability (e.g., in the event of a lessee’s failure to meet certain insurance or financial responsibility requirements) in two major provinces, Ontario and British Columbia, and as many as fifteen jurisdictions in the U.S. Although our lease contracts require that each lessee indemnifies us against such liabilities, in the event that a lessee lacks adequate insurance coverage or financial resources to satisfy these indemnity provisions, we could be liable for property damage or injuries caused by the vehicles that we lease.
     On August 10, 2005, a federal law was enacted in the U.S. which preempted state vicarious liability laws that imposed unlimited liability on a vehicle lessor. This law, however, does not preempt existing state laws that impose limited liability on a vehicle lessor in the event that certain insurance or financial responsibility requirements for the leased vehicles are not met. Prior to the enactment of this law, our Fleet Management Services segment was subject to unlimited liability in the District of Columbia, Maine and New York. At this time, none of these three jurisdictions have enacted legislation imposing limited or an alternative form of liability on vehicle lessors. The scope, application and enforceability of this federal law continues to be tested. For example, shortly after its enactment, a state trial court in New York ruled that the federal law is unconstitutional. On April 29, 2008, New York’s highest state court, the New York Court of Appeals, overruled the trial court and upheld the constitutionality of the federal law. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the federal law, but the plaintiffs recently filed a petition seeking review of the decision by the U.S. Supreme Court. The outcome of this case and cases that are pending in other jurisdictions and their impact on the federal law are uncertain at this time.
     Additionally, a law was enacted in the Province of Ontario setting a cap of $1 million on a lessor’s liability for personal injuries for accidents occurring on or after March 1, 2006. A similar law went into effect in the Province of British Columbia effective November 8, 2007. The British Columbia law also includes a cap of $1 million on a lessor’s liability. In December 2007, the Province of Alberta legislature adopted a vicarious liability bill with provisions similar to the Ontario and British Columbia statutes, including a cap of $1 million on a lessor’s liability, but an effective date has not yet been established. The scope, application and enforceability of these provincial laws have not been fully tested.

Our failure to maintain our credit ratings could impact our ability to obtain financing on favorable terms and could negatively impact our business.
     As of July 27, 2009, our senior unsecured long-term debt credit ratings from Moody’s Investors Service, Standard & Poor’s and Fitch Ratings were Ba2, BB+ and BB+, respectively, and our short-term debt credit ratings were NP, B and B, respectively. Also as of July 27, 2009, the ratings outlook on our unsecured debt provided by Moody’s Investors Service, Standard & Poor’s and Fitch were Negative. As a result of our senior unsecured long-term debt credit ratings no longer being investment grade, our access to the public debt markets may be severely limited. We may be required to rely on alternative financing, such as bank lines and private debt placements and pledge otherwise unencumbered assets. There can be no assurances that we would be able to find such alternative financing on terms acceptable to us, if at all. Furthermore, we may be unable to retain all of our existing bank credit commitments beyond the then-existing maturity dates. As a consequence, our cost of financing could rise significantly, thereby negatively impacting our ability to finance our MLHS, MSRs and net investment in fleet leases. Any of the foregoing could have a material adverse effect on our business, financial position, results of operations or cash flows.
     There can be no assurances that our credit rating by the primary ratings agencies reflects all of the risks of an investment in our common stock or our debt securities. Our credit ratings are an assessment by the rating agency of our ability to pay our obligations. Actual or anticipated changes in our credit ratings will generally affect the market value of our common stock and our debt securities. Our credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors on the market value of, or trading market for our common stock or our debt securities.
Given the nature of the industries in which we operate, our businesses are, and in the future may become, involved in various legal proceedings the ultimate resolution of which is inherently unpredictable and may materially and adversely impact our financial position, results of operations, cash flows and liquidity.
     Due, in part, to the heavily regulated nature of the industries in which we operate, we are, and in the future may become, involved in various legal proceedings. The ultimate resolution of such legal proceedings is inherently unpredictable. In accordance with GAAP, reserves are established for legal claims only when it is both probable that a loss has actually been incurred and an amount of such loss is reasonably estimable. Irrespective of whether we have established a reserve with respect to a particular legal proceeding, we may nevertheless incur legal costs and expenses in connection with the defense of such proceeding. In addition, the actual cost of resolving our pending and any future legal proceedings may be substantially higher than any amounts reserved for such matters. Depending on the remedy sought and the outcome of such proceedings, the ultimate resolution of our pending and any future legal proceedings, could materially and adversely affect our financial position, results of operations, cash flows and liquidity.
Our accounting policies and methods are fundamental to how we record and report our financial position and results of operations, and they require management to make assumptions and estimates about matters that are inherently uncertain.
     Our accounting policies and methods are fundamental to how we record and report our financial position and results of operations. We have identified several accounting policies as being critical to the presentation of our financial position and results of operations because they require management to make particularly subjective or complex judgments about matters that are inherently uncertain and because of the likelihood that materially different amounts would be recorded under different conditions or using different assumptions.
     Because of the inherent uncertainty of the estimates and assumptions associated with these critical accounting policies, we cannot provide any assurance that we will not make subsequent significant adjustments to the related amounts recorded in our Annual Report on Form 10-K for the year ended December 31, 2008 or our Quarterly Reports on Form 10-Q for the periods ended March 31, 2009 and June 30, 2009, each incorporated by reference in this offering memorandum, which could have a material adverse effect on our financial position, results of operations or cash flows.

Changes in accounting standards issued by the Financial Accounting Standards Board (the “FASB”) or other standard-setting bodies may adversely affect our reported revenues, profitability or financial position.
     Our financial statements are subject to the application of GAAP, which are periodically revised and/or expanded. The application of accounting principles is also subject to varying interpretations over time. Accordingly, we are required to adopt new or revised accounting standards or comply with revised interpretations when issued by recognized authoritative bodies, including the FASB and the SEC. Those changes could adversely affect our reported revenues, profitability or financial position. In addition, new or revised accounting standards may impact certain of our leasing or lending products, which could adversely affect our profitability.
We depend on the accuracy and completeness of information provided by or on behalf of our customers and counterparties.
     In deciding whether to extend credit or enter into other transactions with customers and counterparties, we may rely on information furnished to us by or on behalf of customers and counterparties, including financial statements and other financial information. We also may rely on representations of customers and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. Our financial position and results of operations could be negatively impacted to the extent we rely on financial statements that do not comply with GAAP or are materially misleading.
An interruption in or breach of our information systems may result in lost business, regulatory actions or litigation or may otherwise have an adverse effect on our reputation, business, business prospects, financial position, results of operations or cash flows.
     We rely heavily upon communications and information systems to conduct our business. Any failure or interruption of our information systems or the third-party information systems on which we rely could cause underwriting or other delays and could result in fewer loan applications being received, slower processing of applications and reduced efficiency in loan servicing in our Mortgage Production and Mortgage Servicing segments, as well as business interruptions in our Fleet Management Services segment. We are required to comply with significant federal, state and foreign laws and regulations in various jurisdictions in which we operate, with respect to the handling of consumer information, and a breach in the security of our information systems could result in regulatory actions and litigation against us. If a failure, interruption or breach occurs, it may not be adequately addressed by us or the third parties on which we rely. Such a failure, interruption or breach could have a material adverse effect on our reputation, business, business prospects, financial position, results of operations or cash flows.
The success and growth of our business may be adversely affected if we do not adapt to and implement technological changes.
     Our business is dependent upon technological advancement, such as the ability to process loan applications over the internet, accept electronic payments and provide immediate status updates to our clients and customers. To the extent that we become reliant on any particular technology or technological solution, we may be harmed if the technology or technological solution:
•	becomes non-compliant with existing industry standards or is no longer supported by vendors;

•	fails to meet or exceed the capabilities of our competitors’ corresponding technologies or technological solutions;

•	becomes increasingly expensive to service, retain and update; or

•	becomes subject to third-party claims of copyright or patent infringement.
     Our failure to acquire necessary technologies or technological solutions could limit our ability to remain competitive and could also limit our ability to increase our cost efficiencies, which could have a material adverse effect on our business, financial position, results of operations or cash flows.